SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2003

THE BANK OF NEW YORK COMPANY, INC.

(exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation)

1-6152	13-2614959

(Commission file number)	(I.R.S. employer identification number)

One Wall Street, New York, NY	10286

(Address of principal executive offices)	(Zip code)

212 - 495 - 1784

(Registrant’s telephone number, including area code)

Item 5     Other Events

        Four exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File Nos. 333-103003, 333-103003-01, 333-103003-02, 333-103003-03 and 333-103003-04) filed by The Bank of New York Company, Inc. (the “Company”) with the Securities and Exchange Commission covering the Company’s 3.40% Fixed Rate/Floating Rate Senior Subordinated Notes due 2013 (the “Notes”), issuable under an Indenture (the “Indenture”), dated as of October 1, 1993 between the Company and J.P. Morgan Trust Company, National Association.  The exhibits consist of the Pricing Agreement (which incorporates the Underwriting Agreement Standard Provisions (August 2002)), dated March 7, 2003, among the Company and Banc of America Securities LLC, Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc. as Underwriters (the “Pricing Agreement”); the Form of Note; an Officers’ Certificate pursuant to Sections 201 and 301 of the Indenture; and the opinion of counsel as to the legality of the Notes.

Item 7     Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

The following exhibits are filed herewith:

	1.1	Pricing Agreement.

	4.1	Form of Registrant’s 3.40% Fixed Rate/Floating Rate Senior Subordinated Note due 2013.

	4.2	Officers’ Certificate pursuant to Sections 201 and 301 of the Indenture.

	5.1	Opinion of Paul A. Immerman, Esq.

	23.1	Consent of Paul A. Immerman, Esq. (included in Exhibit 5.1)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2003

THE BANK OF NEW YORK COMPANY, INC.

By:	/s/ THOMAS J. MASTRO

Name:	Thomas J. Mastro
Title:	Comptroller